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                                                     EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To: Air Products and Chemicals, Inc.:


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 19, 1997 on the financial statements of the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan for the year ended 30 September 1996 and our reports dated 1 November 1996, included or incorporated by reference in Air Products and Chemicals, Inc.'s Form 10-K for the year ended
30 September 1996.




                                                  ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
24 September 1997



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